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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 1998

                         YORK INTERNATIONAL CORPORATION
             (Exact Name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 1-10863                                  13-3473472
        (Commission File Number)              (IRS Employer Identification No.)

                            631 South Richland Avenue
                            York, Pennsylvania 17403
                    (Address of principal executive offices)

                                 (717) 771-7890
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

      On July 6, 1995, York International Corporation (the "Company") filed a Shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, thereby registering debt securities and warrants to purchase debt securities in an aggregate principal amount of up to $200,000,000. Filed as an exhibit to the Registration Statement was the statement of eligibility on Form T-1 of The First National Bank of Boston ("Bank of Boston") as trustee. Also filed as exhibits thereto were the Form of Senior Indenture, the Form of Senior Subordinated Indenture and the Form of Subordinated Indenture, each between the Company and Bank of Boston, as trustee.

      State Street Bank and Trust Company ("State Street") purchased substantially all of the corporate trust assets of Bank of Boston on October 2, 1995. On that date, to the extent permitted by the operative documents, State Street succeeded Bank of Boston as Trustee under each of the Indentures. On
May 28, 1998, the Company began an offering (the "Offering"), co-managed by Goldman, Sachs & Co. and CIBC Oppenheimer Corp., of $200,000,000 aggregate principal amount of a new series of 6.70% Senior Notes due June 1, 2008 (the "Notes"). Filed herewith as exhibits in connection with the Offering of the Notes are the Senior Indenture executed between the Company and State Street as trustee, the computation of ratios of earnings to fixed charges and the statement of eligibility on Form T-1 of State Street as trustee.

Item 7. Exhibits.

            Senior Indenture, dated as of June 1, 1998, between the Company and State Street Bank and Trust Company, as Trustee.

            Computation of Ratio of Earnings to Fixed Charges.

            Statement of Eligibility of State Street Bank and Trust Company as Trustee.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

York International Corporation

                                       By: /s/ Robert N. Pokelwaldt
                                           ------------------------------------
                                               Robert N. Pokelwaldt
                                               Chairman of the Board and Chief
                                               Executive Officer

Date:  June 1, 1998

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                                  EXHIBIT INDEX

Exhibit No.             Description

4 Senior Indenture, dated as of June 1, 1998, between the Company and State Street Bank and Trust Company, as Trustee.

12                Computation of Ratio of Earnings to Fixed Charges.

25                Statement of Eligibility of State Street Bank and Trust
                  Company as Trustee.